UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                       November 9, 2005 (November 3, 2005)


                         AMERICAN RETIREMENT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


         Tennessee                   01-13031                 62-1674303
----------------------------      --------------      --------------------------
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
     of Incorporation)             File Number)           Identification No.)


       111 Westwood Place, Suite 200
           Brentwood, Tennessee                                      37027
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   (Address of Principal Executive Offices)                        (Zip Code)


                                 (615) 221-2250
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

     On November 3, 2005, a joint venture entity owned 20% by us and 80% by Denver Lowry Senior Housing, LLC, an affiliate of CNL Capital Corp., entered into a $25.5 million construction loan with GMAC Commercial Mortgage Bank in order to finance the development of a rental continuing care retirement community in Denver, Colorado. The total development cost of the project is estimated to be approximately $38.0 million. The remainder of the development cost will be funded by proportional capital contributions to the joint venture entity from us and the CNL affiliate. We will act as the developer of the project and will manage the community pursuant to a long-term management agreement. We also agreed to provide an operating deficits guaranty for the benefit of GMAC, under which we may be required to fund certain of the joint venture's operating deficits. In the event that we are required to fund any such operating deficits, the amounts so funded will be treated as advances by us to the joint venture and will be required to be repaid prior to any other distributions being made to the members of the joint venture.

     The loan from GMAC to the joint venture is evidenced by a loan agreement and a promissory note, and is secured by a first mortgage lien. The loan matures on December 1, 2008, and the joint venture has two one-year extension options. The outstanding principal balance of the loan will bear interest at a variable rate equal to LIBOR plus 2.75%. The joint venture will be required to make monthly payments of interest only through the scheduled maturity date. If the joint venture exercises its extension options, it will also be required to make monthly principal payments (based upon a 25 year amortization schedule) during the extension period(s).

Risks Associated with Forward-Looking Statements
------------------------------------------------

     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of us or our management, including, but not limited to, all statements regarding our expectations concerning the development of the project and the project's effect on our financial performance. All forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) our ability to successfully complete the development of the project and integrate the community into our operations, (ii) the risk that the joint venture entity will incur operating deficits which we will be required to fund, (iii) the risk that we will be unable to improve our results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk associated with our significant debt and lease obligations, and (vi) the risk factors described in our Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in our other filings with the SEC.



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     Should one or more of those risks materialize, actual results could differ materially from those forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our forecasts, expectations, objectives or plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


Item 7.01. Regulation FD Disclosure

     On November 9, 2005, we issued a press release describing the foregoing transaction. A copy of the press release is furnished herewith as Exhibit 99.1.


Item 9.01. Financial Statements and Exhibits

   (d) Exhibits.

           99.1    Press Release dated November 9, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         AMERICAN RETIREMENT CORPORATION


                                         By:  /s/ Bryan D. Richardson
                                              ----------------------------------
                                              Bryan D. Richardson
                                              Executive Vice President - Finance
                                              and Chief Financial Officer

Date: November 9, 2005




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                                  EXHIBIT INDEX


     Exhibit
     Number            Description
     -------           -----------

      99.1             Press Release dated November 9, 2005